August 2021 Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley. New Valley LLC is a diversified real estate services and technology (“PropTech”) company that owns Douglas Elliman Realty, LLC. TOBACCO • Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — Eagle 20’s, Pyramid, Montego, Grand Prix, Liggett Select and Eve — representing 14% share of the discount market. • Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth. • Annual cost advantage due to favorable treatment under the Master Settlement Agreement that ranged between $160 million and $169 million from 2012 to 2020. • The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual Engle progeny product liability cases pending in Florida. The Engle progeny cases have represented a substantial portion of Liggett’s pending litigation. REAL ESTATE • New Valley, which owns Douglas Elliman Realty, LLC, is a diversified real estate services and technology (“PropTech”) company that is seeking to acquire or invest in additional real estate properties or ventures. • On November 8, Vector announced the potential spin-off of Douglas Elliman to become an independent publicly traded company, which is expected to complete in late 2021. • New Valley has invested approximately $158 million1, as of September 30, 2021, in a broad portfolio of real estate ventures. • Douglas Elliman is one of the largest residential real estate brokerage firm in the New York metropolitan area and the sixth-largest in the U.S. • Douglas Elliman’s closings totaled $47.7 billion over the last twelve months ended September 30, 2021, and it has approximately 6,600 affiliated agents and 100 offices in the U.S. COMPANY HIGHLIGHTS EXECUTIVE MANAGEMENT Howard M. Lorber President and Chief Executive Officer Richard J. Lampen Executive Vice President, Chief Operating Officer J. Bryant Kirkland III Senior Vice President, Chief Financial Officer and Treasurer Marc N. Bell Senior Vice President, General Counsel and Secretary Nicholas P. Anson President and Chief Operating Officer of Liggett Vector Brands J. David Ballard Senior Vice President, Enterprise Efficiency and CTO • Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina • Executive management and directors beneficially own 7% of the Company • Reported cash, marketable securities and long-term investments of $7373 million as of September 30, 2021 • Recognized as one of America’s Most Trustworthy Companies by Forbes in 2013 Tobacco Real Estate Corporate and Other 1 Net of cash returned. 2 Vector’s Net income for the periods presented was $58.1M, $101M, $92.9M and $206.4M, respectively. Adjusted EBITDA are a Non-GAAP Financial Measure. Please refer to the Company’s Current Reports on Form 8-K, filed on February 28, 2020, February 25, 2021, and November 8, 2021, respectively (Exhibit 99.1) for a reconciliation of Non-GAAP financial measures to GAAP as well as the Disclaimer to this document on Page 2. 3 At September 30, 2021, this amount includes cash at Liggett of $133 million. Excludes real estate investments. This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as “could” and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080 vectorgroupltd.com Adjusted EBITDA2 ($15M) ($17M) ($16M) ($19M) $11M $6M $22M $106M$249M $270M $328M $361M 2018 2019 2020 LTM 9/30/2021 $245M $259M $333M $448M Revenues – LTM September 30, 2021 Tobacco Real Estate $1.299B $1.182B TOTAL $2.481B